CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM Focused Global Growth Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM Focused Small Cap Fund, WCM China Quality Growth Fund, WCM Focused ESG Emerging Markets Fund, WCM Focused ESG International Fund, and WCM Focused International Value Fund, each a series of Investment Managers Series Trust and to the use of our report dated June 29, 2020 on the financial statements and financial highlights of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM Focused Global Growth Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM Focused Small Cap Fund, WCM China Quality Growth Fund, WCM Focused ESG Emerging Markets Fund, WCM Focused ESG International Fund, and WCM Focused International Value Fund, each a series of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 28, 2020